TRANSAMERICA FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned makes, constitutes and appoints MARIJN P. SMIT and DENNIS P. GALLAGHER, his or her true and lawful attorneys-in-fact and agents in his or her name, place and stead, in any and all capacities, and on his or her behalf, with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganization of Transamerica High Quality Bond into Transamerica Short-Term Bond, each a series of Transamerica Funds (the “Trust”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he or she might or could do in person in his or her capacity as a Trustee of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permit the Power of Attorney to be filed as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the U.S. Securities and Exchange Commission.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Marijn P. Smit	Date: June 15, 2022
Marijn P. Smit, Trustee and Chairperson

/s/ Sandra N. Bane	Date: June 15, 2022
Sandra N. Bane, Trustee

/s/ Leo J. Hill	Date: June 15, 2022
Leo J. Hill, Trustee

/s/ Kathleen T. Ives	Date: June 15, 2022
Kathleen T. Ives, Trustee

/s/ Lauriann C. Kloppenburg	Date: June 15, 2022
Lauriann C. Kloppenburg, Trustee

/s/ Fredric A. Nelson III	Date: June 15, 2022
Fredric A. Nelson III, Trustee

/s/ John E. Pelletier	Date: June 15, 2022
John E. Pelletier, Trustee

/s/ Patricia L. Sawyer	Date: June 15, 2022
Patricia L. Sawyer, Trustee

/s/ John W. Waechter	Date: June 15, 2022
John W. Waechter, Trustee

/s/ Alan F. Warrick	Date: June 15, 2022
Alan F. Warrick, Trustee